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BDO Seidman, LLP 1700 Market Street
Accountants and Consultants Philadelphia, Pennsylvania 19103
Telephone: (215) 241-1500
Fax: (215) 636-5501



CONSENT OF INDEPENDENT ACCOUNTANTS

HealthAxis.com, Inc.
East Norriton, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-4 of our report dated March 30, 1999, relating to the consolidated financial statements and schedules of HealthAxis.com, Inc. for the period from Inception (March 26, 1998) through December 31, 1998, which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
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BDO SEIDMAN, LLP


Philadelphia, PA
February 11, 2000